Exhibit 99.2

Future Money Acquisition Corporation Announces Completion of $112,000,000 Initial Public Offering, Including Partial Exercise of Overallotment Option

New York, NY, March 30, 2026 (GLOBE NEWSWIRE) — Future Money Acquisition Corporation (NASDAQ: FMACU) (the “Company”) today announced the closing of its initial public offering of 11,200,000 units at a price of $10.00 per unit, which includes the partial exercise of the underwriters’ option to purchase an additional 1,200,000 units to cover over-allotments. The gross proceeds from the offering were $112,000,000 before deducting underwriting discounts and estimated offering expenses. The Company’s units are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “FMACU” and began trading on March 27, 2026. Each unit issued in the offering consists of one ordinary share of the Company and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on Nasdaq under the symbols “FMAC” and “FMACR,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 304,000 units at a price of $10.00 per unit (the “Private Placement”), resulting in gross proceeds of $3,040,000. The private placement units are identical to the units sold in the initial public offering, subject to certain limited exceptions as described in the final prospectus.

As of March 30, 2026, a total of $112,560,000 (or $10.05 per Unit) of the net proceeds from the offering and the Private Placement were deposited in a trust account established by Equiniti Trust Company, LLC.

The Company is a blank check company newly incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. The Company’s sponsor is Future Wealth Capital Corp., a British Virgin Islands business company with limited liability, whose ultimate beneficial owner is Mr. Siyu Li.

D. Boral Capital acted as the sole book-running manager for the offering. Torres & Zheng at Law, P.C. served as legal counsel to the Company, and Robinson & Cole LLP served as legal counsel to the underwriters.

A registration statement on Form S-1 (File No. 333-291996) relating to the units and the underlying securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on March 26, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from D. Boral Capital LLC: Attn: 590 Madison Avenue 39th Floor, New York, NY 10022, or by email at dbccapitalmarkets@dboralcapital.com, or by telephone at (212) 970-5150, or from the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and related final prospectus for the initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

Future Money Acquisition Corporation

Siyu Li

steven.li@fumoac.com